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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 22, 2006

                                 NARROWSTEP INC.

             (Exact Name of Registrant as Specified in its Charter)


        Delaware                        333-108632               33-1010941
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(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
   of Incorporation)                                         Identification No.)


 60 PARSONS GREEN LANE, LONDON, UNITED KINGDOM                   SW6 4HU
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  (Address of principal executive offices)                      (Zip Code)


     Registrant's Telephone Number, Including Area Code: 011 44 20 7731 4242
     -----------------------------------------------------------------------

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On February 22, 2006, Narrowstep Inc. (the "Company") entered into a Purchase Agreement (the "Purchase Agreement") with ten accredited investors (the "Investors") for the sale of common stock and warrants for a total purchase price of $7.4 million, of which $5.84 million was paid on February 22, 2006. Pursuant to the Purchase Agreement, the Investors agreed to purchase a total of 12,333,333 shares of common stock at a purchase price of $0.60 per share. The Investors also will receive five-year warrants giving them the right to purchase an aggregate of 12,333,332 shares of common stock, half at $0.60 per share (the "Series A Warrants") and the other half at $1.20 per share (the "Series B Warrants"). The Company expects to receive the remaining $1.56 million from the sale of common stock and warrants under the Purchase Agreement on or prior to March 7, 2006.

        The shares of common stock and warrants were issued in a private placement, were not registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirements of the Act. Pursuant to a registration rights agreement (the "Registration Rights Agreement") between the Company and the Investors, also entered into on February 22, 2006, the Company agreed to register such shares of common stock (including the shares issuable upon exercise of the warrants described above) for resale under the Act. The Registration Rights Agreement provides for the payment of specified liquidated damages in the event that the Securities and Exchange Commission has not declared the applicable registration statement effective by July 31, 2006. The Registration Rights Agreement also provides indemnification and contribution remedies to the Investors in connection with the resale of shares pursuant to such registration statement.

        To the Company's knowledge, none of the Investors has a material relationship with the Company, other than Roger L. Werner, Jr., a consultant to the Company, who invested $300,000 (and purchased 500,000 shares of Common Stock), and Carolyn R. Wall, an executive officer of the Company, who invested $10,000 (and purchased 16,666 shares of Common Stock).

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

        Reference is made to Item 1.01 hereof with respect to the sale and issuance of up to 12,333,333 shares of the Company's common stock and Series A Warrants and Series B Warrants to purchase a total of up to 12,333,332 shares of common stock. The total purchase price is approximately $7.4 million, of which $5.84 million was paid on February 22, 2006. A total of 9,733,333 shares of common stock were issued on February 22, 2006, along with Series A Warrants to purchase 4,866,666 shares of common stock and Series B Warrants to purchase 4,866,666 shares of common stock. The Company expects to receive the remaining $1.56 million from the sale, and to issue the additional shares of common stock and warrants, on or prior to March 7, 2006.

In connection with the transactions contemplated by the Purchase Agreement, the Company paid total cash placement agent fees of $470,000 and agreed to issue to the placement agents Series A Warrants covering an additional 16,666 shares of common stock, Series B Warrants covering an additional 16,666 shares of common stock and options to purchase an aggregate of 650,000 shares of common stock at an exercise price of $1.50.

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The Company relied upon the exemption from registration afforded by Section 4(2)
of the Act and Rule 506 of Regulation D promulgated thereunder. The securities were issued and sold to a limited number of sophisticated accredited investors without any general solicitation or public advertising pursuant to customary investment representations. All of the securities will bear appropriate restrictive legends.




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ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

        (d) EXHIBITS. The following exhibits are filed with this Current Report on Form 8-K:

        10.1    Stock Purchase Agreement, dated as of February 22, 2006.

        10.2    Registration Rights Agreement, dated as of February 22, 2006.

        10.3 Form of Warrant to Purchase Common Stock at a price of $0.60 per share, dated as of February 22, 2006.

        10.4 Form of Warrant to Purchase Common Stock at a price of $1.20 per share, dated as of February 22, 2006.

        99.1    Press Release, dated February 22, 2006.




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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NARROWSTEP INC.


                                       By: /s/ Steven Crowther
                                           -------------------------------------
                                           Steven Crowther
                                           Senior Vice President and Chief
                                           Financial Officer

Dated:  February 24, 2006